UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2010

GEORGIA-CAROLINA BANCSHARES, INC.
 (Exact name of registrant as specified in its charter)

Georgia	0-22981	58-2326075
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3527 Wheeler Road, Augusta, Georgia	30909
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (706)-731-6600

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 24, 2010, Georgia-Carolina Bancshares, Inc., a Georgia corporation (the “Company”), held its annual meeting of stockholders. The Company solicited proxies for the meeting pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

Management’s nominees for election to the Company’s board of directors as listed in the Company’s proxy statement were elected for three-year terms, with the results of the voting as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Phillip G. Farr	1,651,127	42,945	892,887
Samuel A. Fowler, Jr.	1,594,293	99,779	892,887
Arthur J. (Sonny) Gay, Jr.	1,646,247	47,825	892,887
Remer Y. Brinson, III	1,654,872	39,200	892,887

As indicated in the above table, Phillip Farr, Samuel Fowler, Sonny Gay and Remer Brinson were elected as Class I directors for terms expiring at the Company’s 2013 annual meeting of stockholders. The terms of the following Class II directors will continue until the annual meeting in 2011: Mac A. Bowman, George H. Inman, John W. Lee, James L. Lemley and Julian W. Osbon. The terms of the following Class III directors will continue until the annual meeting in 2012: Patrick G. Blanchard, David W. Joesbury, Sr., A. Montague Miller, Robert N. Wilson, Jr. and Bennye M. Young.

The stockholders of the Company also voted in favor of management’s proposal to ratify the appointment of Cherry, Bekaert & Holland, L.L.P., who served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2009 and has been selected to serve as the Company’s independent registered public accounting firm for the 2010 fiscal year. The results of the voting was as follows:

				Broker
Description	Votes For	Votes Against	Abstain	Non-Votes
Ratification of Auditors	2,564,638	21,804	517	Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA-CAROLINA BANCSHARES, INC.

By: /s/ Remer Y. Brinson, III
Name: Remer Y. Brinson, III
Title: President and Chief Executive Officer

Dated: May 25, 2010